Exhibit 99.1

Sunshine Heart Announces Fourth Quarter 2016 Financial Results and Provides Company Update

Eden Prairie, MN: March 2, 2017: (GLOBE NEWSWIRE) Sunshine Heart, Inc. (NASDAQ: SSH) announced today its financial results for the fourth quarter ended December 31, 2016. The Company will host a conference call and webcast at 9:00 AM ET today to discuss its financial results and provide an update on the Company’s performance and financing transactions.

To access the live webcast, please visit the Investors page of the Sunshine Heart website at ir.sunshineheart.com. Alternatively, you may access the live conference call by dialing (877) 303-9826 (U.S.) or (224) 357-2194 (international) and using conference ID 77588684. An audio archive of the webcast and a transcript of the call will be available following the call at ir.sunshineheart.com.

Business Highlights

•                  The Company continues to execute near-term strategy to drive growth with the recently acquired Aquadex FlexFlow business.

•                  Direct field organization providing service to the top 55 hospital accounts that have purchased Aquadex over the past 12 months; expanding sales efforts to re-engage an additional 110 hospital accounts. The Company is on track and currently has 115 active hospital accounts ordering products.

•                  Pursuing growth strategies in 4 primary areas: i) identifying diagnostic technologies to optimize utilization, ii) data generation to optimize reimbursement, iii) application expansion into other areas of the hospital, and iv) expanding use to outpatient setting.

•                  Completed a registered direct offering and a private placement of convertible preferred shares and stock warrants during the quarter for total gross proceeds of approximately $3.6 million.

•                  Reduced total costs and expenses by 40% and operating cash utilization by 43% from same quarter last year.

•                  Received NASDAQ notification that Company is in compliance with minimum bid price requirement; the Company has until March 20th to evidence compliance with the $2.5M minimum shareholder equity requirement.

“Our focus remains on serving the large number of heart failure patients in the U.S. with fluid overload who could benefit from our Aquadex therapy” said John Erb, Chairman and CEO. “We are confident that our strategies will drive sustained growth.”

FINANCIALS

SUNSHINE HEART, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations and Comprehensive Loss

(Unaudited and in thousands, except per share amounts)

	Three months ended December 31		Twelve months ended December 31,
	2016	2015	2016	2015
Net sales	$746	$—	$1,289	$59
Costs and Expenses:
Cost of goods sold	526	—	713	—
Selling, general and administrative	2,685	2,086	8,129	8,345
Research and development	598	4,268	8,109	17,672
Total costs and expenses	3,809	6,354	16,951	26,017
Loss from operations	(3,063)	(6,354)	(15,662)	(25,958)
Other income (expense):
Interest expense	—	(245)	(504)	(743)
Loss on early retirement of long-term debt	—	—	(500)	—
Other income (expense), net	—	(5)	2	(6)
Change in fair value of warrant liability	172	—	818	—
Total other income (expense)	172	(250)	(184)	(749)
Loss before income taxes	(2,891)	(6,604)	(15,846)	(26,707)
Income tax benefit (expense), net	(10)	—	54	124
Net loss	$(2,901)	$(6,604)	$(15,792)	$(26,583)

Basic and diluted loss per share	$(4.64)	$(10.81)	$(27.06)	$(44.01)

Weighted average shares outstanding — basic and diluted	726	611	654	604

Other comprehensive income:
Foreign currency translation adjustments	$1	$(4)	$(11)	$(26)
Total comprehensive loss	$(2,900)	$(6,608)	$(15,803)	$(26,609)

SUNSHINE HEART, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Unaudited and in thousands, except share and per share amounts)

	December 31, 2016	December 31, 2015
ASSETS
Current assets
Cash and cash equivalents	$1,323	$23,113
Accounts receivable	282	—
Inventory	677	—
Other current assets	137	479
Total current assets	2,419	23,592
Property, plant and equipment, net	540	535
Intangible assets, net	4,392	—
Goodwill	99	—
Other assets	21	323
TOTAL ASSETS	$7,471	$24,450

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Current portion of long-term debt	$—	$3,798
Accounts payable and accrued expenses	2,351	2,832
Accrued compensation	909	1,368
Total current liabilities	3,260	7,998
Long-term debt, net of discount and financing fees	—	3,881
Common stock warrant liability	1,843	—
Other liabilities	126	400
Total liabilities	5,229	12,279
Commitments and contingencies	—	—

Temporary Stockholders’ equity
Series D convertible preferred stock as of December 31, 2016 and December 31, 2015, par value $0.0001 per share; authorized 900 shares, issued and outstanding 700 and 0, respectively	485	—

Stockholders’ equity
Series A junior participating preferred stock as of December 31, 2016 and December 31, 2015, par value $0.0001 per share; authorized 30,000 shares, none outstanding	—	—
Series B-1 convertible preferred stock as of December 31, 2016 and December 31, 2015, par value $0.0001 per share; authorized 1,824.4 and 0 shares, respectively, issued and outstanding 1,824.4 and 0, respectively	—	—
Series C convertible preferred stock as of December 31, 2016 and December 31, 2015, par value $0.0001 per share; authorized 2,900 and 0 shares, respectively, issued and outstanding 2,900 and 0, respectively		—
Preferred stock as of December 31, 2016 and December 31, 2015, par value $0.0001 per share; authorized 39,964,375 and 39,970,000 shares, respectively, none outstanding	—	—
Common stock as of December 31, 2016 and December 31, 2015, par value $0.0001 per share; authorized 100,000,000 shares, issued and outstanding 777,238 and 611,483, respectively	—	—
Additional paid-in capital	169,496	164,107
Accumulated other comprehensive income:
Foreign currency translation adjustment	1,235	1,246
Accumulated deficit	(168,974)	(153,182)
Total stockholders’ equity	1,757	12,171
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$7,471	$24,450

SUNSHINE HEART, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(Unaudited, in thousands)

	For the years ended December 31,
In thousands	2016	2015
Operating Activities
Net loss	$(15,792)	$(26,583)
Adjustments to reconcile net loss to cash flows from operating activities:
Depreciation and amortization	697	325
Stock based compensation expense, net	949	2,154
Amortization of debt discount and financing fees	187	263
Loss on retirement of long-term debt	500	—
Change in fair value of warrant liability	(818)	—
Changes in assets and liabilities:
Accounts receivable	(282)	59
Inventory	(677)	—
Other current assets	342	(181)
Other assets and liabilities	(464)	(92)
Accounts payable and accrued expenses	(934)	1,066
Net cash used in operations	(16,292)	(22,989)

Investing activities:
Purchase of property and equipment	(117)	(199)
Purchase of Aquadex product line	(4,000)	—
Net cash used in investing activities	(4,117)	(199)

Financing activities:
Net proceeds from the sale of preferred stock, common stock and warrants	6,636	7,055
Proceeds from borrowings on long-term debt		8,000
Repayments of long-term debt	(8,000)	—
Net cash provided by (used in) financing activities	(1,364)	15,055

Effect of exchange rate changes on cash	(17)	(47)
Net decrease in cash and cash equivalents	(21,790)	(8,180)
Cash and cash equivalents—beginning of period	23,113	31,293
Cash and cash equivalents—end of period	$1,323	$23,113

Supplemental schedule of non-cash activities
Warrants issued in connection with debt financing	$—	$355
Common stock issued for business acquisition	$950	$400

Supplemental cash flow information
Interest paid on debt borrowings	$840	$388
Cash paid for income taxes	$47	$—

About Sunshine Heart

Sunshine Heart, Inc. (Nasdaq:SSH) is an early-stage medical device company focused on commercializing the Aquadex FlexFlow® System. The Company’s commercial product, the Aquadex system, is indicated for temporary (up to eight hours) ultrafiltration treatment of patients with fluid overload who have failed diuretic therapy, and extended (longer than 8 hours) ultrafiltration treatment of patients with fluid overload who have failed diuretic therapy and require hospitalization. Our objective is to improve the quality of life for patients with heart failure and related conditions. Sunshine Heart is a Delaware corporation headquartered in Minneapolis with wholly owned subsidiaries in Australia and Ireland. The Company has been listed on the NASDAQ Capital Market since February 2012.

Forward-Looking Statements

Certain statements in this release are forward-looking statements that are based on management’s beliefs, assumptions, expectations, and information currently available to management. All statements that address future operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements, including without limitation, our ability to execute on our recently announced strategic realignment, our post-market clinical data collection activities, benefits of our products to patients, our expectations with respect to product development and commercialization efforts, our ability to increase market and physician acceptance of our products, potentially competitive product offerings, intellectual property protection, our ability to integrate acquired businesses, our expectations regarding anticipated synergies with and benefits from acquired businesses. The risk factors described in our filings with the SEC could cause actual events to adversely differ from the expectations indicated in these forward-looking statements. Management believes that these forward-looking statements are reasonable as and when made. However, you should not place undue reliance on forward-looking statements because they speak only as of the date when made. Sunshine Heart does not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  Sunshine Heart may not actually achieve the plans, projections or expectations disclosed in forward-looking statements, and actual results, developments or events could differ materially from those disclosed in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including without limitation, the possibility that regulatory authorities do not accept our application or approve the marketing of our therapy, the possibility we may be unable to raise the funds necessary for the development and commercialization of our therapy and other risks and uncertainties described in our filings with the SEC. We do not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information, please contact:

Claudia Napal Drayton	Investor Relations
Chief Financial Officer	Sunshine Heart Inc.
Sunshine Heart, Inc.	ir@sunshineheart.com
T: +1-952-345-4205